EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Celadon Group, Inc.:

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (No. 333-131227) on Form S-8 of Celadon Group, Inc. of our report, dated August 28, 2008, with respect to the consolidated balance sheets of Celadon Group, Inc. as of June 30, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2008, which report appears in the June 30, 2008, annual report on Form 10-K of Celadon Group, Inc.

Our report dated August 28, 2008 on the consolidated financial statements includes an explanatory paragraph stating that, as discussed in Note 7 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in fiscal 2006 for accounting for share-based payments.

/s/ KPMG LLP

Indianapolis, IN
December 19, 2008

Back to Form S-8 POS